Exhibit 5.2

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIYADH SAN FRANCISCO WASHINGTON

June 28, 2017

Carrizo Oil & Gas, Inc.

500 Dallas Street, Suite 2300

Houston, Texas 77002

Ladies and Gentlemen:

As set forth in the Post-Effective Amendment No. 1 (the “Amendment”) to Registration Statement on Form S-3 (No. 333-198459) (the “Registration Statement”) of Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), Bandelier Pipeline Holding, LLC, a Delaware limited liability company (“Bandelier”), Carrizo (Eagle Ford) LLC, a Delaware limited liability company (“Eagle Ford LLC”), Carrizo (Marcellus) LLC, a Delaware limited liability company (“Marcellus LLC”), Carrizo (Marcellus) WV LLC, a Delaware limited liability company (“Marcellus WV LLC”), Carrizo (Niobrara) LLC, a Delaware limited liability company (“Niobrara LLC”), Carrizo (Permian) LLC, a Delaware limited liability company (“Permian LLC”), Carrizo (Utica) LLC, a Delaware limited liability company (“Utica LLC”), Carrizo Marcellus Holding Inc., a Delaware corporation (“Marcellus Holding”), CLLR, Inc., a Delaware corporation (“CLLR”), Hondo Pipeline, Inc., a Delaware corporation (“Hondo Pipeline”) and Mescalero Pipeline, LLC, a Delaware limited liability company (“Mescalero,” and together with Bandelier, Eagle Ford LLC, Marcellus LLC, Marcellus WV LLC, Niobrara LLC, Permian LLC, Utica LLC, Marcellus Holding, CLLR and Hondo Pipeline, the “Subsidiary Guarantors”), to be filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering of securities that may be issued and sold by the Company and the Subsidiary Guarantors, certain legal matters in connection with the securities are being passed upon for the Company by us. Such securities include guarantees by the Subsidiary Guarantors (the “Subsidiary Guarantees”) of the unsecured debt securities of the Company that are registered on the Registration Statement (the “Debt Securities”). At your request, this opinion is being furnished to you for filing as Exhibit 5.2 to the Registration Statement.

In our capacity as your counsel in the connection referred to above, we have examined (i) the Amended and Restated Articles of Incorporation of the Company, as amended to date, and the Amended and Restated Bylaws of the Company, as amended to date, (ii) the Certificate of Incorporation and the Bylaws of each of CLLR, Hondo Pipeline and Marcellus Holding, each as amended to date, and the Certificate of Formation and Limited Liability Company Agreement of each of Bandelier, Eagle Ford LLC, Marcellus LLC, Marcellus WV LLC, Niobrara LLC, Permian LLC, Utica LLC and Mescalero, each as amended to date, (iii) the Indenture dated as of May 28, 2008 among the Company, the Subsidiary Guarantors, as potential subsidiary guarantors, and Wells Fargo Bank, National Association, as trustee and filed as an exhibit to the Registration Statement, as supplemented and amended by (A) a First Supplemental Indenture thereto, dated as of May 28, 2008 (“First Supplemental Indenture”), (B) a Second Supplemental Indenture thereto, dated as of May 14, 2009 (“Second Supplemental Indenture”), (C) a Third Supplemental Indenture thereto, dated as of October 19, 2009 (“Third Supplemental

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Indenture”), (D) a Fourth Supplemental Indenture thereto, dated as of November 2, 2010 (“Fourth Supplemental Indenture”), (E) a Fifth Supplemental Indenture thereto, dated as of November 2, 2010 (“Fifth Supplemental Indenture”), (F) a Sixth Supplemental Indenture thereto, dated as of May 4, 2011 (“Sixth Supplemental Indenture”), (G) a Seventh Supplemental Indenture thereto, dated as of May 4, 2011 (“Seventh Supplemental Indenture”), (H) an Eighth Supplemental Indenture thereto, dated as of August 5, 2011 (“Eighth Supplemental Indenture”), (I) an Officers’ Certificate of the Company dated as of November 17, 2011 (the “2011 Officer’s Certificate”) (J) a Ninth Supplemental Indenture thereto, dated as of August 5, 2011 (“Ninth Supplemental Indenture”), (K) a Tenth Supplemental Indenture thereto, dated as of September 10, 2012 (“Tenth Supplemental Indenture”), (L) an Eleventh Supplemental Indenture thereto, dated as of November 6, 2012 (“Eleventh Supplemental Indenture”), (M) a Twelfth Supplemental Indenture thereto, dated as of November 6, 2012 (“Twelfth Supplemental Indenture”), (N) a Thirteenth Supplemental Indenture thereto, dated as of November 6, 2012 (“Thirteenth Supplemental Indenture”), (O) a Fourteenth Supplemental Indenture thereto, dated as of November 6, 2012 (“Fourteenth Supplemental Indenture”), (P) a Fifteenth Supplemental Indenture thereto, dated as of October 30, 2014 (“Fifteenth Supplemental Indenture”), (Q) an Officers’ Certificate of the Company dated as of February 23, 2015 (the “2015 Officer’s Certificate”), (R) a Sixteenth Supplemental Indenture thereto, dated as of April 28, 2015 (“Sixteenth Supplemental Indenture”), (S) a Seventeenth Supplemental Indenture thereto, dated as of May 20, 2015 (“Seventeenth Supplemental Indenture”), (T) a Eighteenth Supplemental Indenture thereto, dated as of May 20, 2015 (“Eighteenth Supplemental Indenture”), and (U) a Nineteenth Supplemental Indenture thereto, dated as of May 20, 2015 (“Nineteenth Supplemental Indenture”) (such Indenture, as amended and supplemented by the First Supplemental Indenture, Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the 2011 Officers’ Certificate, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the 2015 Officers’ Certificate, the Sixteenth Supplemental Indenture, the Seventeenth Supplemental Indenture, the Eighteenth Supplemental Indenture, and the Nineteenth Supplemental Indenture, the “Senior Debt Indenture”), (iv) the Form of Subordinated Indenture, in the form filed as an exhibit to the Registration Statement (the “Subordinated Debt Indenture”), (v) the originals, or copies certified or otherwise identified, of corporate records of the Company and the Subsidiary Guarantors and (vi) certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed.

In giving such opinions, we have relied, without independent investigation, upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions below, we have assumed, without independent investigation, that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

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In connection with this opinion, we have also assumed that (i) the Registration Statement, and any amendments thereto (including the Amendment and any other post-effective amendments), will have become effective under the Act; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Subsidiary Guarantees offered thereby; (iii) all Subsidiary Guarantees will be offered, issued and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; and (iv) a definitive purchase, underwriting or similar agreement with respect to any Subsidiary Guarantees offered will have been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors, if applicable, and the other parties thereto.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. With respect to any Subsidiary Guarantees to be included in the Debt Securities and issued under the Senior Debt Indenture, when (i) any applicable supplemental indenture to the Senior Debt Indenture has been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors, if applicable, and Wells Fargo Bank, National Association, as trustee, (ii) the Senior Debt Indenture and any applicable supplemental indenture thereto have been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Board has taken all necessary corporate action to approve and establish the terms of such Subsidiary Guarantees, to approve the issuance thereof and the terms of the offering thereof and related matters and such Subsidiary Guarantees do not include any provision that is unenforceable, (iv) the Board of Directors (or equivalent thereof) of each Subsidiary Guarantor, if applicable, has taken all necessary action (corporate or other organizational) to approve and establish the terms of the Subsidiary Guarantee, to approve the issuance thereof and the terms of the offering thereof and related matters, and (v) such Subsidiary Guarantees have been duly executed, authenticated, issued and delivered in accordance with both the provisions of the Senior Debt Indenture and any applicable supplemental indenture thereto and the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Subsidiary Guarantees will constitute legal, valid and binding obligations of the Subsidiary Guarantors enforceable against the Subsidiary Guarantors, except as the enforceability thereof is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith and fair dealing.

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2. With respect to any Subsidiary Guarantees included in the Debt Securities and issued under the Subordinated Debt Indenture, when (i) the Subordinated Debt Indenture and any applicable supplemental indenture thereto has been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors, if applicable, and Wells Fargo Bank, National Association, as trustee, (ii) the Subordinated Debt Indenture and any applicable supplemental indenture thereto have been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Board has taken all necessary corporate action to approve and establish the terms of such Subsidiary Guarantees, to approve the issuance thereof and the terms of the offering thereof and related matters and such Subsidiary Guarantees do not include any provision that is unenforceable, (iv) the Board of Directors (or equivalent thereof) of each Subsidiary Guarantor, if applicable, has taken all necessary action (corporate or other organizational) to approve and establish the terms of the Subsidiary Guarantee, to approve the issuance thereof and the terms of the offering thereof and related matters, and (v) such Subsidiary Guarantees have been duly executed, authenticated, issued and delivered in accordance with both the provisions of the Subordinated Debt Indenture and any applicable supplemental indenture thereto and the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Subsidiary Guarantees will constitute legal, valid and binding obligations of the Subsidiary Guarantors enforceable against the Subsidiary Guarantors, except as the enforceability thereof is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith and fair dealing.

The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the laws of the State of Texas, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the applicable federal laws of the United States, in each case as in effect on the date hereof. We hereby consent to the filing of this opinion of counsel as Exhibit 5.2 to the Amendment and any related 462(b) Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.